SCHEDULE 14A INFORMATION
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AETRIUM INCORPORATED
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JEFFREY EBERWEIN
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Concerned Aetrium Shareholders Group Nominates Six New Members to
Board of Directors of Aetrium Incorporated

NEW YORK, November 12, 2012 (GLOBE NEWSWIRE) – Jeffrey E. Eberwein, Chairman and spokesman for Concerned Aetrium Shareholders, urges you to vote the GREEN proxy card and invites you to read the following letter to shareholders:

Dear Fellow Shareholders of Aetrium,

Concerned Aetrium Shareholders (“CAS”, “we”, or “us”) is a group of shareholders of Aetrium Incorporated (“Aetrium”, “ATRM”, or the “Company”) (NASDAQ: ATRM) dedicated to enhancing shareholder value at ATRM.  CAS filed a definitive proxy statement on November 8, 2012 nominating six highly qualified technology and finance executives to the Board of Directors of Aetrium.  We seek your support to elect our nominees to the Board of Directors of ATRM at the November 26, 2012 Special Shareholder Meeting by voting the GREEN proxy card.  Our group is the largest shareholder of ATRM and we collectively own more than 17% of the shares of common stock.  Incumbent Aetrium board members (the “Incumbent Directors”) only own 3% of ATRM, despite two board members serving since 1986 and receiving numerous stock option grants over the last 26 years.

We announced our intention to join the ATRM board a few months ago and have had numerous discussions with ATRM’s board since that time as detailed on pages 4-6 of our proxy filing.  We offered the Incumbent Directors an opportunity to join forces with us by adding our Nominees to the Board in a 50/50 split between the Incumbent Directors and CAS Members. ATRM’s Incumbent Directors rejected this offer.  We reluctantly concluded that a complete change in ATRM’s Board is necessary given the Incumbent Directors’ inability to halt the steep share price decline, poor financial performance, excessive compensation, failed succession planning, and poor corporate governance.  We welcome the Special Meeting of shareholders of Aetrium scheduled for November 26, 2012 because we believe long-suffering ATRM shareholders should be given the opportunity to vote for a new team.

At the Special Meeting, the Concerned Aetrium Shareholders will vote to adopt the following three proposals:

1.
To amend Article III, Section 3 of the Company’s Bylaws to allow any director of the Company to be removed at any time, with or without cause, by a majority of the voting power of the shares represented and voting at any regular or special meeting of the shareholders.

2.
Remove the six (6) current incumbent directors, Joseph C. Levesque, Darnell L. Boehm, Terrence W. Glarner, Daniel A. Carr, Charles B. Westling, and Douglas L. Hemer from office pursuant to Article III, Section 3 of the Company’s Bylaws, as amended; and

3.
To elect Jeffrey E. Eberwein, Dilip Singh, Richard K. Coleman, Jr., Galen Vetter, Alfred John Knapp, Jr., and Charles M. Gillman (the “CAS Nominees” or “our Nominees”) to the Company’s Board of Directors pursuant to Article III, Section 2 of the Company’s Bylaws.

We seek to amend the bylaws, remove the Incumbent Directors, and elect our six proposed Nominees to the Board of Directors in order to allow all ATRM shareholders to realize the fullest potential of their investment in the Company.  If elected, our Nominees will work hard and apply their extensive skills and experience to improve ATRM’s performance and enhance shareholder value for ALL shareholders.

Fact:  ATRM’s current management team and Incumbent Directors have presided over a period of very poor financial performance over the last five years:

•	ATRM’s share price is down almost 90%1,

•	Revenue has declined by 75%2,

•	Net losses have totaled almost $20 million3,

•	Cash reserves have declined from $12.1 million to $3.7 million4, and

•	ATRM reduced its workforce by 49% between the third quarter of 2011 and the third quarter of 20125.

CAS Response:  Our team has experience turning around troubled businesses and we will work hard to improve performance.  We will explore any and every avenue for maximizing shareholder value for ALL shareholders.

Fact:  ATRM is in danger of a NASDAQ de-listing:

•	On December 15, 2011, Nasdaq notified ATRM that it failed to maintain minimum listing requirements.

•	On October 30, 2012, Nasdaq again notified ATRM that it no longer complies with Nasdaq listing requirements and the Company has until April 29, 2013, to regain compliance and avoid de-listing.

CAS Response:  Our team believes ATRM’s stock price could decline if it gets de-listed from NASDAQ.  Our first step as a new board will be to vote to do a reverse stock split in order to prevent a de-listing from NASDAQ.

Additional items we highlight on pages 7-9 of our proxy filing:

•	ATRM’s management and Board have profited despite a steep share price decline,

•	ATRM’s Board failed in its succession planning,

•	ATRM’s Board has demonstrated poor corporate governance,

•	ATRM’s current management has not articulated a strategy for growth and value creation, and

•	Shareholder discontent is significant.

CAS Response:  We believe our six nominees have the experience, qualifications, share ownership, and commitment necessary to maximize value for ALL shareholders.  We invite ATRM’s shareholders to read more about our team on pages 10-12 of our proxy filing.  We strongly encourage you to vote for our team using the GREEN proxy card.

1.	ATRM stock price was $5.49 on November 2, 2007 and closed at $0.57 on November 2, 2012.
2.	ATRM’s 2007 revenue was reported in the Company’s 2007 10-K (page F-2) and its revenue for the twelve-month period ended September 30, 2012 was reported in the Company’s 8-K filed on October 25, 2012.
3.
The Company’s public filings show the following net losses: $0.61 million for 2008 (10-K page F-2), $6.73 million for 2009 (10-K page F-2), $1.90 million for 2010 (10-K page F-2), $4.75 million for 2011 (10-K page F-2), and $5.25 million for the first nine (9) months of 2012 (8-K filed on October 25, 2012).

4.	ATRM’s cash reserves at December 31, 2007 were stated in the Company’s 2007 10-K and the cash reserves at September 30, 2012 were stated in the Company’s 8-K filed on October 25, 2012.
5.	According to ATRM’s press release announcing its third quarter 2012 results.

Additional Information

CONCERNED AETRIUM SHAREHOLDERS (CONSISTING OF JEFFREY E. EBERWEIN, ARCHER ADVISORS, LLC, ARCHER FOCUS FUND, LLC, ARCHER EQUITY FUND, LLC, STEVEN MARKUSEN, GLOBALTEL HOLDINGS LLC, DILIP SINGH, RICHARD K. COLEMAN, JR., GALEN VETTER, ALFRED JOHN KNAPP, JR., ANDOVER GROUP, INC., BOSTON AVENUE CAPITAL LLC, CHARLES M. GILLMAN, JAMES F. ADELSON AND STEPHEN J. HEYMAN) ARE OR MAY BE DEEMED TO BE “PARTICIPANTS” UNDER THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IN THE SOLICITATION OF PROXIES FOR THE ELECTION OF THEIR SLATE OF NOMINEES TO AETRIUM INCORPORATED’S (“ATRM”) BOARD OF DIRECTORS AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 26, 2012.  IN CONNECTION WITH THE PARTICIPANTS’ PROXY SOLICITATION, THEY HAVE FILED A DEFINITIVE PROXY STATEMENT WITH THE SEC TO SOLICIT SHAREHOLDERS OF ATRM.

SHAREHOLDERS OF ATRM ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION AND SUCH SHAREHOLDERS SHOULD RELY ON SUCH DEFINITIVE PROXY STATEMENT AND NOT ON THIS RELEASE OR ANY PRELIMINARY PROXY STATEMENT.  THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS RELATED TO SOLICITATION OF PROXIES WILL BE AVAILABLE WITHOUT CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT AND THEIR OTHER SOLICITING MATERIALS WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANT’S PROXY SOLICITOR, INVESTORCOM, INC., TOLL FREE:  (877) 972-0090 OR VIA EMAIL AT: CAS@INVESTOR-COM.COM.

INFORMATION REGARDING THE PARTICIPANTS, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS IN THE SOLICITATION, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THEIR DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED WITH THE SEC ON NOVEMBER 8, 2012, WHICH IS AVAILABLE WITHOUT CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.